UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 11, 2019
PBF ENERGY INC.
PBF ENERGY COMPANY LLC
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-206728-02	61-1622166
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
_____________________________________________

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001	PBF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2019 (the “Execution Date”), PBF Holding Company LLC ("PBF Holding"), a subsidiary of PBF Energy Inc. ("PBF Energy" and collectively with its consolidated subsidiaries including PBF Holding, the "Company"), entered into a definitive Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with Equilon Enterprises LLC d/b/a Shell Oil Products US ("Seller"), to purchase the Martinez refinery, and related logistics assets (collectively, the "Martinez Acquisition"). The obligations of PBF Holding under the Sale and Purchase Agreement have been guaranteed by PBF Energy. The Martinez refinery is located on an 860-acre site in the City of Martinez, 30 miles northeast of San Francisco, California. The refinery is a high-conversion 157,000 barrel per day, dual-coking facility with a Nelson Complexity Index of 16.1, making it one of the most complex refineries in the United States. The facility is strategically positioned in Northern California and provides for operating and commercial synergies with PBF Holding’s Torrance refinery located in Southern California. The Martinez Acquisition will increase the Company's total throughput capacity to more than 1,000,000 barrels per day.
In addition to refining assets, the transaction includes a number of high-quality onsite logistics assets including a deep-water marine facility, product distribution terminals and refinery crude and product storage facilities with approximately 8.8 million barrels of shell capacity.
The initial base purchase price for the assets is $1.0 billion, and will decrease as follows if the Closing Date occurs on a day during the following period: (i) from November 1, 2019 through November 30, 2019, Nine Hundred Ninety Million Dollars ($990,000,000.00); (ii) from December 1, 2019 through December 31, 2019, Nine Hundred Eighty Million Dollars ($980,000,000.00); (iii) from January 1, 2020 through March 31, 2020, Nine Hundred Seventy Million Dollars ($970,000,000.00); and (iv) from April 1, 2020 onwards, Nine Hundred Million Dollars ($900,000,000.00). In addition, PBF Holding will also pay for the hydrocarbon inventory as valued at closing and the purchase price is subject to other customary purchase price adjustments. For a period of up to four years following the closing, PBF Holding also has an obligation to make certain post-closing payments to Seller if certain conditions are met in terms. For each of the first two twelve-month periods of PBF Holding's ownership, the Annual EBITDA Amount (as defined in the Sale and Purchase Agreement) in excess of $275 million (subject to adjustment in the first two years under certain circumstances) will be split equally between Seller and PBF Holding. If the aggregate amount received by Seller in the first two years exceeds $400 million, PBF Holding’s post-closing payment obligations will terminate. In the event that PBF Holding’s post-closing payment obligations do not terminate at the end of the first two years, PBF Holding’s post-closing payment obligations will continue for another two years, subject to an annual cap of $100 million and an aggregate cap of $400 million for all payments over the four year period. Seller is obligated to reimburse PBF Holding for up to $20 million for coker drums and has a post-closing obligation to purchase and deliver to PBF Holding four (4) hydrotreater reactors. Regardless of ownership, Seller is also obligated to fund turnaround activity in the first quarter of 2020. In the event PBF Holding owns the facility during the turnaround, Seller will compensate PBF Holding for lost margin associated with downtime from the turnaround.
The Martinez Acquisition is expected to close in the second half of 2019, subject to satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of legal impediments prohibiting the Martinez Acquisition, receipt of regulatory approvals and required consents and absence of a material adverse effect. Additionally, as a condition of the closing, assets must be operational in all material respects and in substantially the same condition and repair, ordinary wear and tear excepted, as of the Execution Date.
PBF Energy expects to finance the transaction with a combination of cash and debt.
PBF Holding and the Seller have made customary representations and warranties and have agreed to customary covenants in the Sale and Purchase Agreement, including the agreement of the Sellers, subject to certain exceptions, to conduct the businesses being acquired in the ordinary course, to use commercially reasonable efforts to preserve the assets and to refrain from engaging in certain activities during the period from the execution of the Sale and Purchase Agreement to the closing of the transaction. The Sale and Purchase Agreement contains customary termination rights for both the Company and the Seller, subject to a termination penalty under certain conditions. PBF Holding has the right to terminate the Sale and Purchase Agreement if antitrust conditions are imposed that have an aggregate adverse economic impact on it or its affiliates or the assets in excess of $60 million subject to the payment of a fee equal to $60 million minus certain costs incurred by PBF Holding in defending the antitrust conditions. PBF Holding must also pay a fee equal to $60 million minus certain costs incurred by PBF Holding in defending the antitrust conditions if Seller terminates the Sale and Purchase Agreement under certain circumstances, including PBF Holding’s failure to satisfy the conditions to closing. There is no assurance that all of the conditions to the consummation of the Martinez Acquisition will be satisfied. The Sale and Purchase Agreement also provides for indemnification rights with respect to, among other things, breaches of representations, warranties or covenants by the parties.
The foregoing description is summary in nature and is qualified in its entirety by reference to the Sale and Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

The Sale and Purchase Agreement contains representations and warranties by PBF Holding and the Seller as of specific dates. The representations and warranties reflect negotiations between the parties to the Sale and Purchase Agreement and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, the representations and warranties merely represent allocation decisions among the parties; may have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Sale and Purchase Agreement, which disclosures are not reflected in the Sale and Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the agreement. The representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, may change after the date of the Sale and Purchase Agreement and should not be relied upon as statements of facts.

Item 7.01.	Regulation FD Disclosure.
On June 11, 2019, PBF Energy issued a press release announcing that its subsidiary, PBF Holding, has reached an agreement to purchase the Martinez refinery, and related logistics assets, from Equilon Enterprises LLC d/b/a Shell Oil Products US. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.
PBF Energy has a conference call scheduled at 5:15 p.m. EST on June 11, 2019 to discuss the transaction. The Company's presentation materials, available on the Investor Relations section of the Company's website at www.pbfenergy.com, are attached hereto as Exhibit 99.2, and incorporated herein by reference.
The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 (including Exhibit 99.1 and 99.2) of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.
Forward-Looking Statements
Statements contained in the exhibit to this report relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, satisfaction of the conditions to the closing of the Martinez Acquisition and the possibility that the Martinez Acquisition will not close; timing of the completion of the proposed Martinez Acquisition; and the Company’s plans for financing the Martinez Acquisition. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks described above, and the risks disclosed in the Company's filings with the SEC. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated June 11, 2019 by and between PBF Holding Company LLC and Equilon Enterprises LLC d/b/a Shell Oil Products US.*
99.1	Press Release, dated June 11, 2019.
99.2	Presentation materials, dated June 11, 2019.

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date:	June 11, 2019	PBF Energy Inc.
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel

Date:	June 11, 2019	PBF Energy Company LLC
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel

Date:	June 11, 2019	PBF Holding Company LLC
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel